As filed with the Securities and Exchange Commission on July 12, 2021.

Registration No. 333-257570

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Endeavor Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7900	83-3340169
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9601 Wilshire Boulevard, 3rd Floor

Beverly Hills, CA 90210

(310) 285-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason Lublin

Chief Financial Officer

9601 Wilshire Boulevard, 3rd Floor

Beverly Hills, CA 90210

(310) 285-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Justin G. Hamill, Esq. Marc D. Jaffe, Esq. Ian D. Schuman, Esq. Benjamin J. Cohen, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200

Seth Krauss, Esq.

Chief Legal Officer

Robert Hilton, Esq.

Senior Vice President, Associate General Counsel &

Corporate Secretary

Endeavor Group Holdings, Inc.
11 Madison Avenue
New York, NY 10010
(212) 586-5100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-1 (File No. 333-257570) (the “Registration Statement”) of Endeavor Group Holdings, Inc. is being filed solely for the purpose of amending the facing page of the Registration Statement to indicate that securities are being registered on this Registration Statement to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. Accordingly, this Amendment consists solely of the facing page, this explanatory note, Part II of the Registration Statement, and the signatures and is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$225,494
Accounting fees and expenses	200,000
Legal fees and expenses	250,000
Miscellaneous	100,000

Total	$775,494

Item 14. Indemnification of Directors and Officers.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law. Our amended and restated certificate of incorporation will provide that, to the fullest extent permitted by applicable law, a director will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. In addition, our amended and restated certificate of incorporation will also provide that we will indemnify each director and officer and may indemnify employees and agents, as determined by our board, to the fullest extent provided by the laws of the State of Delaware.

The foregoing statements are subject to the detailed provisions of section 145 of the Delaware General Corporation Law and our amended and restated certificate of incorporation and by-laws.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) for breaches under section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) for any transaction from which the director derived an improper personal benefit.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

We currently maintain insurance policies which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of the Company.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

We expect to enter into an indemnification agreement with each of our executive officers and directors that provides, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

Item 15. Recent Sales of Unregistered Securities.

In January 2019, in connection with its formation, the registrant sold 1,000 shares of our Class A common stock to Endeavor Operating Company, LLC, for an aggregate consideration of $5,000. The shares of common stock described above were issued in reliance on the exemption contained in Section 4(a)(2) of the Securities Act on the basis that the transactions did not involve a public offering. No underwriters were involved in the sale.

On May 3, 2021, simultaneously with the consummation of our IPO, we closed the private placement of shares of our Class A common stock, $0.00001 par value per share (the “Class A common stock”) with each of Capital Research and Management Company, Coatue Management, L.L.C., Dragoneer Investment Group LLC, Elliott Investment Management L.P., Fertitta Capital, Fidelity Management & Research Company LLC, Kraft Group LLC, MSD Value Investments, L.P., Mubadala Investment Company, Silver Lake, Tako Ventures, LLC, Tencent, Third Point LLC, affiliates of Valiant Holding AG, and Zeke Capital Advisors, LLC (the “Private Placement Investors”) to purchase an aggregate of 75,584,747 shares of our Class A common stock, consisting of 57,378,497 shares of Class A common stock sold by us and 18,206,250 shares of Class A common stock sold by affiliates of Kohlberg Kravis Roberts & Co. L.P. (“KKR”), in each case, at a price per share equal to $24.00 (the “Private Placements”). The aggregate proceeds from the Private Placements were $1,814.0 million, which included proceeds of $1,377.0 million to us and proceeds of $437.0 million to affiliates of KKR. No underwriting discounts or commissions were paid with respect to the Private Placements. The Private Placements were conducted as non-public transactions and, as transactions by an issuer not involving a public offering, are exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act. Certain investors in the Private Placement have various relationships with the Company.

Item 16. Exhibits and Financial Statement Schedules.

Some of the agreements included as exhibits to this registration statement contain representations and warranties by the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (1) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (2) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (3) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (4) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The undersigned registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding contractual provisions are required to make the statements in this registration statement not misleading.

Exhibit Number	Description

1.1#*	Transaction Agreement dated as of February 16, 2021, by and among Endeavor Operating Company, LLC, Endeavor Group Holdings, Inc., and the other parties named therein (incorporated by reference to Exhibit 1.2 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

1.2*	Amendment No. 1 to Transaction Agreement, dated as of April 19, 2021, by and among Endeavor Operating Company, LLC, Endeavor Group Holdings, Inc., and the other parties named therein (incorporated by reference to Exhibit 1.3 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

3.1*	Amended and Restated Certificate of Incorporation of Endeavor Group Holdings, Inc. (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q filed with the SEC on June 2, 2021).

3.2*	Amended and Restated Bylaws of Endeavor Group Holdings, Inc. (incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q filed with the SEC on June 2, 2021).

4.1*	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-1 filed with the SEC on March 31, 2021).

5.1*	Opinion of Latham & Watkins LLP as to legality of the Class A common stock.

10.1*	First Lien Credit Agreement dated as of May 6, 2014, among WME IMG Holdings, LLC, WME IMG, LLC, William Morris Endeavor Entertainment, LLC, Iris Merger Sub, Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, swingline lender and issuing bank, Barclays Bank PLC, as syndication agent and Royal Bank of Canada and Deutsche Bank AG New York Branch, as co-documentation agents (incorporated by reference to Exhibit 10.1 to our Registration Statement on Form S-1 filed with the SEC on March 31, 2021).

10.2*	First Incremental Term Facility Amendment dated as of June 10, 2016, among WME IMG Holdings, LLC, William Morris Endeavor Entertainment, LLC, IMG Worldwide Holdings, LLC and JPMorgan Chase Bank, N.A., as administrative agent and the initial Additional Term B Lenders (incorporated by reference to Exhibit 10.2 to our Registration Statement on Form S-1 filed with the SEC on March 31, 2021).

10.3*	Second Incremental Term Facility Amendment dated as of November 10, 2016, among WME IMG Holdings, LLC, William Morris Endeavor Entertainment, LLC, IMG Worldwide Holdings, LLC and JPMorgan Chase Bank, N.A., as administrative agent and the initial Second Additional Term B Lenders (incorporated by reference to Exhibit 10.3 to our Registration Statement on Form S-1 filed with the SEC on March 31, 2021).

10.4*	First Refinancing Amendment, dated as of February 9, 2017, among WME IMG Holdings, LLC, William Morris Endeavor Entertainment, LLC, IMG Worldwide Holdings, LLC, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.4 to our Registration Statement on Form S-1 filed with the SEC on March 31, 2021).

10.5*	Third Incremental Term Facility Amendment, dated as of March 1, 2017, among WME IMG Holdings, LLC, William Morris Endeavor Entertainment, LLC, IMG Worldwide Holdings, LLC and JPMorgan Chase Bank, N.A., as administrative agent and the initial Third Additional Term B Lenders (incorporated by reference to Exhibit 10.5 to our Registration Statement on Form S-1 filed with the SEC on March 31, 2021).

Exhibit Number	Description
10.6*

Amendment No. 5, dated as of May  18, 2018 among WME IMG Holdings LLC, WME IMG, LLC, William Morris Endeavor Entertainment, LLC, IMG Worldwide Holdings, LLC, each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, swingline lender and issuing bank (incorporated by reference to Exhibit 10.6 to our Registration Statement on Form S-1 filed with the SEC on March 31, 2021).

10.7*	Amendment No. 6, dated as of February 18, 2020, among WME IMG Holdings LLC, WME IMG, LLC, William Morris Endeavor Entertainment, LLC, IMG Worldwide Holdings, LLC, each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, swingline lender and issuing bank (incorporated by reference to Exhibit 10.7 to our Registration Statement on Form S-1 filed with the SEC on March 31, 2021).

10.8*	Amendment No. 7, dated as of April 2, 2020, among WME IMG Holdings LLC, WME IMG, LLC, William Morris Endeavor Entertainment, LLC, IMG Worldwide Holdings, LLC, each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, swingline lender and issuing bank (incorporated by reference to Exhibit 10.8 to our Registration Statement on Form S-1 filed with the SEC on March 31, 2021).

10.9*	Amendment No. 8, dated as of May 13, 2020, among WME IMG Holdings LLC, WME IMG, LLC, William Morris Endeavor Entertainment, LLC, IMG Worldwide Holdings, LLC, each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, swingline lender and issuing bank (incorporated by reference to Exhibit 10.9 to our Registration Statement on Form S-1 filed with the SEC on March 31, 2021).

10.10#*	Amendment No. 9, dated as of April 19, 2021, among WME IMG Holdings LLC, WME IMG, LLC, William Morris Endeavor Entertainment, LLC, IMG Worldwide Holdings, LLC, each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, swingline lender and issuing bank (incorporated by reference to Exhibit 10.10 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

10.11*	First Lien Credit Agreement dated as of August 18, 2016, among Zuffa Guarantor, LLC, UFC Holdings, LLC, the lenders party thereto, Goldman Sachs Bank USA, as administrative agent, collateral agent, swingline lender and issuing bank, Deutsche Bank Securities Inc., as syndication agent, and Goldman Sachs Bank USA, Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and KKR Capital Markets LLC as co-documentation agents (incorporated by reference to Exhibit 10.10 to our Registration Statement on Form S-1 filed with the SEC on March 31, 2021).

10.12*	First Refinancing Amendment, dated as of February 21, 2017, among Zuffa Guarantor, LLC, UFC Holdings, LLC, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent (incorporated by reference to Exhibit 10.11 to our Registration Statement on Form S-1 filed with the SEC on March 31, 2021).

10.13*	Second Refinancing Amendment dated as of January 27, 2021, among Zuffa Guarantor, LLC, UFC Holdings, LLC, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent (incorporated by reference to Exhibit 10.12 to our Registration Statement on Form S-1 filed with the SEC on March 31, 2021).

10.14*	First Lien Incremental Term Facility Amendment, dated as of April 25, 2017, among Zuffa Guarantor, LLC, UFC Holdings, LLC, Goldman Sachs Bank USA, as administrative agent and the initial First Additional Term B Lender (incorporated by reference to Exhibit 10.13 to our Registration Statement on Form S-1 filed with the SEC on March 31, 2021).

10.15*	Third Amendment dated as of March 26, 2019, among Zuffa Guarantor, LLC, UFC Holdings, LLC, Goldman Sachs Bank USA, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.14 to our Registration Statement on Form S-1 filed with the SEC on March 31, 2021).

Exhibit Number	Description
10.16*

Fourth Amendment dated April  29, 2019, among Zuffa Guarantor, LLC, UFC Holdings, LLC, Goldman Sachs Bank USA, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.15 to our Registration Statement on Form S-1 filed with the SEC on March 31, 2021).

10.17*	Fifth Amendment dated September 18, 2019, among Zuffa Guarantor, LLC, UFC Holdings, LLC, Goldman Sachs Bank USA, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.16 to our Registration Statement on Form S-1 filed with the SEC on March 31, 2021).

10.18#*	Sixth Amendment dated June 15, 2020, among Zuffa Guarantor, LLC, UFC Holdings, LLC, Goldman Sachs Bank USA, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.18 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

10.19#*	Revolving Credit Agreement dated February 27, 2020, among Endeavor OLE Buyer, LLC, On Location Events, LLC, PrimeSport Holdings Inc., and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.19 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

10.20#*	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.20 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

10.21#*	Stockholders Agreement by and among Endeavor Group Holdings, Inc. and the stockholders named therein (incorporated by reference to Exhibit 10.3 to our Quarterly Report on Form 10-Q filed with the SEC on June 2, 2021).

10.22#*	Registration Rights Agreement (incorporated by reference to Exhibit 10.4 to our Quarterly Report on Form 10-Q filed with the SEC on June 2, 2021).

10.23#*	Tax Receivable Agreement by and among Endeavor Group Holdings, Inc. and the Post-IPO TRA Holders (incorporated by reference to Exhibit 10.5 to our Quarterly Report on Form 10-Q filed with the SEC on June 2, 2021).

10.24*	Amended and Restated Limited Liability Company Agreement of Endeavor Operating Company, LLC (incorporated by reference to Exhibit 10.6 to our Quarterly Report on Form 10-Q filed with the SEC on June 2, 2021).

10.25*	Amended and Restated Limited Liability Company Agreement of Endeavor Manager, LLC (incorporated by reference to Exhibit 10.7 to our Quarterly Report on Form 10-Q filed with the SEC on June 2, 2021).

10.26^*	Second Amended and Restated Limited Liability Company Agreement of Zuffa Parent, LLC, dated as of August 18, 2016 (incorporated by reference to Exhibit 10.25 to our Registration Statement on Form S-1 filed with the SEC on March 31, 2021).

10.27*	Subscription Agreement (incorporated by reference to Exhibit 10.8 to our Quarterly Report on Form 10-Q filed with the SEC on June 2, 2021).

10.28*	Endeavor Group Holdings, Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.28 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

10.29*	Form of Nonqualified Option Award Agreement under the Endeavor Group Holdings, Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.29 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

Exhibit Number	Description
10.30*

Form of Restricted Stock Unit Award under the Endeavor Group Holdings, Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.30 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

10.31*	Form of Restricted Stock Unit Agreement for Non-Employee Directors under the Endeavor Group Holdings, Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.31 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

10.32*	Second Amended and Restated Term Employment Agreement by and among Endeavor Group Holdings, Inc., Endeavor Operating Company, LLC and Ariel Emanuel, dated March 13, 2019 (incorporated by reference to Exhibit 10.32 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

10.33*	Second Amended and Restated Term Employment Agreement by and among Endeavor Group Holdings, Inc., Endeavor Operating Company, LLC and Patrick Whitesell, dated March 13, 2019 (incorporated by reference to Exhibit 10.33 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

10.34*	Term Employment Agreement by and among Endeavor Group Holdings, Inc., Endeavor Operating Company, LLC and Jason Lublin, dated April 19, 2021 (incorporated by reference to Exhibit 10.13 to our Quarterly Report on Form 10-Q filed with the SEC on June 2, 2021).

10.35*	Term Employment Agreement by and among Endeavor Group Holdings, Inc., Endeavor Operating Company, LLC and Mark Shapiro, dated April 19, 2021 (incorporated by reference to Exhibit 10.14 to our Quarterly Report on Form 10-Q filed with the SEC on June 2, 2021).

10.36*	Term Employment Agreement by and among Endeavor Group Holdings, Inc., Endeavor Operating Company, LLC and Seth Krauss, dated April 19, 2021 (incorporated by reference to Exhibit 10.15 to our Quarterly Report on Form 10-Q filed with the SEC on June 2, 2021).

10.37*	Term Employment Agreement by and among Endeavor Group Holdings, Inc., Endeavor Operating Company, LLC and Christian Muirhead, dated April 19, 2021 (incorporated by reference to Exhibit 10.16 to our Quarterly Report on Form 10-Q filed with the SEC on June 2, 2021).

10.38#*	Term Employment Agreement by and between WME IMG, LLC and Kerry Chandler, dated October 9, 2018 (incorporated by reference to Exhibit 10.38 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

10.39*	Restrictive Covenant Agreement by and among Endeavor Group Holdings, Inc., Endeavor Operating Company, LLC and Ariel Emanuel, dated March 13, 2019 (incorporated by reference to Exhibit 10.39 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

10.40*	Restrictive Covenant Agreement by and among Endeavor Group Holdings, Inc., Endeavor Operating Company, LLC and Patrick Whitesell, dated March 13, 2019 (incorporated by reference to Exhibit 10.40 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

10.41*	Future Incentive Units Award Agreement by and among Endeavor Operating Company, LLC, Endeavor Group Holdings, Inc., Ariel Emanuel and solely for purposes of Section 1 and 4, WME Iris Management Holdco II, LLC, WME Iris Management V Holdco, LLC and WME Holdco, LLC, dated March 13, 2019 (incorporated by reference to Exhibit 10.41 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

10.42*	Award Agreement by and among Endeavor Operating Company, LLC, Endeavor Group Holdings, Inc., Patrick Whitesell and solely for purposes of Section 1 and 3, WME Iris Management Holdco II, LLC, WME Iris Management V Holdco, LLC, WME Holdco and LLC, dated March 13, 2019 (incorporated by reference to Exhibit 10.42 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

Exhibit Number	Description
10.43*

Equity Award Agreement by and among Endeavor Operating Company, LLC, Endeavor Group Holdings, Inc., Jason Lublin, WME Iris Management Holdco II, LLC, WME Iris Management IV Holdco, LLC and WME Holdco, LLC, dated April 19, 2021 (incorporated by reference to Exhibit 10.17 to our Quarterly Report on Form 10-Q filed with the SEC on June 2, 2021).

10.44*	Equity Award Agreement by and among Endeavor Operating Company, LLC, Endeavor Group Holdings, Inc., Mark Shapiro, WME Iris Management Holdco, LLC, WME Iris Management Holdco II, LLC and WME Iris Management IV Holdco, LLC, dated April 19, 2021 (incorporated by reference to Exhibit 10.18 to our Quarterly Report on Form 10-Q filed with the SEC on June 2, 2021).

10.45*	Equity Award Agreement by and among Endeavor Operating Company, LLC, Endeavor Group Holdings, Inc., Seth Krauss, WME Iris Management Holdco, LLC, WME Iris Management IV Holdco, LLC and WME Iris Management V Holdco, LLC, dated April 19, 2021 (incorporated by reference to Exhibit 10.19 to our Quarterly Report on Form 10-Q filed with the SEC on June 2, 2021).

10.46*	Equity Award Agreement by and among Endeavor Operating Company, LLC, Endeavor Group Holdings, Inc., Christian Muirhead, WME Iris Management IV Holdco, LLC and WME Holdco, LLC, dated April 19, 2021 (incorporated by reference to Exhibit 10.20 to our Quarterly Report on Form 10-Q filed with the SEC on June 2, 2021).

10.47*	Award Agreement, by and between Zuffa Parent, LLC and Ariel Emanuel, dated March 13, 2019, as amended (incorporated by reference to Exhibit 10.47 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

10.48*	Letter Agreement, by and between Zuffa Parent, LLC and Ariel Emanuel, dated April 1, 2019 (incorporated by reference to Exhibit 10.48 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

10.49*	Award Agreement, by and between Zuffa Parent, LLC and Patrick Whitesell, dated November 15, 2016 (incorporated by reference to Exhibit 10.49 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

10.50*	Award Agreement, by and between Zuffa Parent, LLC and Patrick Whitesell, dated December 16, 2016 (incorporated by reference to Exhibit 10.50 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

10.51*	Management Unit Award Agreement, by and between UFC Management Holdco LLC and Jason Lublin, dated December 16, 2016 (incorporated by reference to Exhibit 10.51 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

10.52*	Management Unit Award Agreement, by and between UFC Management Holdco LLC and Mark Shapiro, dated December 16, 2016 (incorporated by reference to Exhibit 10.52 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

10.53*	Management Unit Award Agreement, by and between UFC Management Holdco LLC and Seth Krauss, dated February 6, 2017 (incorporated by reference to Exhibit 10.53 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

10.54*	Management Unit Award Agreement, by and between UFC Management Holdco LLC and Christian Muirhead, dated December 16, 2016 (incorporated by reference to Exhibit 10.54 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

10.55*	Non-Employee Director Compensation Policy (incorporated by reference to Exhibit 10.55 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

Exhibit Number	Description
10.56*

Class  B Unit Award Agreement, by and between Endeavor China Direct, LLC and Grantee (incorporated by reference to Exhibit 10.56 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

10.57*	Profits Interest Award Agreement, by and between WME IMG China, LP and Grantee (incorporated by reference to Exhibit 10.57 to our Registration Statement on Form S-1/A filed with the SEC on April 20, 2021).

10.58*	Time-Vesting and Performance-Vesting Restricted Stock Unit Award Agreement under the Endeavor Group Holdings, Inc. 2021 Incentive Award Plan, by and between Ariel Emanuel and Endeavor Group Holdings, Inc. (incorporated by reference to Exhibit 10.24 to our Quarterly Report on Form 10-Q filed with the SEC on June 2, 2021).

10.59*	Time-Vesting Restricted Stock Unit Award Agreement under the Endeavor Group Holdings, Inc. 2021 Incentive Award Plan, by and between Ariel Emanuel and Endeavor Group Holdings, Inc. (incorporated by reference to Exhibit 10.25 to our Quarterly Report on Form 10-Q filed with the SEC on June 2, 2021).

10.60*	Performance-Vesting Restricted Stock Unit Award Agreement under the Endeavor Group Holdings, Inc. 2021 Incentive Award Plan, by and between Patrick Whitesell and Endeavor Group Holdings, Inc. (incorporated by reference to Exhibit 10.26 to our Quarterly Report on Form 10-Q filed with the SEC on June 2, 2021).

10.61*	Zuffa Future Incentive Unit Cancellation Agreement, by and between Zuffa Parent, LLC and Ariel Emanuel, dated April 19, 2021 (incorporated by reference to Exhibit 10.27 to our Quarterly Report on Form 10-Q filed with the SEC on June 2, 2021).

10.62*	Future Incentive Unit Cancellation Agreement, by and among Endeavor Operating Company, LLC, Endeavor Group Holdings, Inc. and Ariel Emanuel, dated April 19, 2021 (incorporated by reference to Exhibit 10.28 to our Quarterly Report on Form 10-Q filed with the SEC on June 2, 2021).

21.1*	Subsidiaries of Endeavor Group Holdings, Inc. (incorporated by reference to Exhibit 21.1 to our Registration Statement on Form S-1 filed with the SEC on March 31, 2021).

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Powers of Attorney (included on signature page of this Part II).

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

*	Previously filed.
^

Certain portions of this exhibit (indicated by “[***]”) have been omitted as we have determined (i) the omitted information is not material and (ii) the omitted information would likely cause harm to us if publicly disclosed.

#	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

Item 17. Undertakings.

1)	The undersigned registrant hereby undertakes:

a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(a)(i), (1)(a)(ii), and (1)(a)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

b)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

d)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

2)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 12, 2021.

ENDEAVOR GROUP HOLDINGS, INC.

By	/s/ Jason Lublin
Name: Jason Lublin
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 12, 2021, by the following persons in the capacities indicated.

Signature	Title

/s/ Ariel Emanuel Ariel Emanuel	Chief Executive Officer (Principal Executive Officer) and Director

/s/ Jason Lublin Jason Lublin	Chief Financial Officer (Principal Financial Officer)

/s/ William Fullerton William Fullerton	Global Controller and Chief Accounting Officer (Principal Accounting Officer)

* Patrick Whitesell	Executive Chairman and Director

* Egon Durban	Director

Signature	Title
* Stephen Evans	Director

Fawn Weaver	Director

Elon Musk	Director

*/s/ Jason Lublin
Attorney-in-fact